Exhibit 32.1

CERTIFICATION PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the quarterly report on Form 10-Q of Denia Enterprises Inc. (the “Company”) for the quarter ended April 30, 2008 (the “Report”), the undersigned, J. Michael Ator, Chief Executive Officer and Chief Financial Officer, hereby certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to his knowledge:

1.	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

June 19, 2008

/s/ J. Michael Ator
J. Michael Ator
Chief Executive Officer and Chief
Financial Officer

A signed original of this written statement required by Section 906 has been provided to Denia Enterprises Inc. and will be retained by Denia Enterprises Inc. and furnished to the Securities and Exchange Commission or its staff upon request.